1st Quarter 2014 Earnings Conference Call April 25, 2014 EXHIBIT 99.3

Safe Harbor Statement 2 The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; impact of electric and natural gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation and thefts of electricity and natural gas and high levels of uncollectible accounts receivable; environmental issues, laws, regulations, and the increased costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; volatility in the short-term natural gas storage markets impacting third- party storage revenues; volatility in commodity markets impacting the results of our energy trading operations; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant construction projects; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward- looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and DTE Electric’s 2013 Forms 10-K (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

Participants • Peter Oleksiak – Senior Vice President and CFO • Jeff Jewell – Vice President and Controller • Mark Rolling – Vice President and Treasurer • Anastasia Minor – Executive Director, Investor Relations 3

• Overview • First Quarter 2014 Earnings Results • Cash Flow and Balance Sheet Metrics • Summary 4

Our business strategy is fundamental to how we create value for our investors  Utility growth plan driven by infrastructure investments  Strategic, transparent, low-risk growth opportunities in non-utility businesses provide diversity in earnings and geography  Constructive regulatory structure and continued cost savings enable utilities to earn their authorized returns  Program in place to achieve operational excellence and customer satisfaction that are distinctive in our industry  Maintain 60% - 70% dividend payout target and strong BBB credit rating 5% - 6% Annual EPS Growth Attractive Dividend Strong Balance Sheet 5

2008A 2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E $3.33 $4.09 $3.75 $3.64 $2.12 $2.24 $2.35 $2.48 $2.12 * Reconciliation to GAAP reported earnings included in the appendix We remain committed to delivering 5% to 6% operating EPS* growth (dollars) Operating EPS* 7.2% CAGR 2008-2014 Dividend per share 5.4% CAGR 2009-2013 (Annualized) $2.83 $3.94 $4.30 Guidance Midpoint Aspiration of over $1 billion in operating earnings by 2018 $2.62 6

We remain confident in our 2014 operating earnings* guidance (millions, except EPS) 2014 YTD Actuals 2014 Guidance DTE Electric $136 $520 - $530 DTE Gas 129 120 - 126 Gas Storage & Pipelines 21 78 - 86 Power & Industrial Projects 15 75 - 85 Energy Trading $8 $0 Corporate & Other (9) (49) - (45) DTE Energy Operating EPS $300 $1.69 $744 - $782 $4.20 - $4.40 Growth segments** Growth segments operating EPS $292 $1.64 $744 - $782 $4.20 - $4.40 * Reconciliation to GAAP reported earnings included in the appendix ** Total DTE Energy excluding Energy Trading Avg. Shares Outstanding 177 177 • DTE Gas is above current guidance range due to favorable 1Q weather • This creates contingency for potential unfavorable summer weather 7

Michigan economic indicators highlight continued growth over the next few years 8 Michigan leads the country in new manufacturing job creation 7.1% 13.4% 8.8% 7.6% 7.1% 2007 2009 2013 2014E 2015E Lower Unemployment Rate Source: IHS Detroit named one of seven new entrepreneur tech hubs $368 $314 $353 $362 $369 2007 2009 2013 2014E 2015E Gross State Product (billons) Michigan #5 in new investment projects 2,295 1,144 2,433 2,277 2,509 2007 2009 2013 2014E 2015E Increased Auto Production (000s) 18.7 6.8 15.3 13.2 17.6 2007 2009 2013 2014E 2015E Housing Starts Up (000s)

DTE Electric’s next rate case filing will be more than 3 years after last rate order 9 2011 • Amortize revenue decoupler liability over 12 months • File case mid-2014 • Self-implement rates early 2015 2014 2015 • Suspend decoupler amortization* in 2H’14; complete balance in 1H’15 • File case late 2014 or early 2015; self-implement after 6 months Delay rate filing • Amortize $127 million revenue decoupler liability over 12 months * MPSC approved application on April 1, 2014 Last Rate Order Previous Plan Current Plan

Financial Overview * Reconciliation to GAAP reported earnings included in the appendix • We are confident in achieving our 2014 operating earnings* guidance • 1Q 2014 operating earnings* per share are $1.69 vs. $1.34 in 1Q 2013 ‒ Extremely cold weather vs. normal weather last year ‒ Higher earnings at non-utility businesses • Balance sheet remains strong ‒ Generated $500 million in cash from operations in 1Q 2014 ‒ On pace to hit balance sheet metrics in 2014 10

• Overview • First Quarter 2014 Earnings Results • Cash Flow and Balance Sheet Metrics • Summary 11

DTE Energy First Quarter 2014 Operating Earnings Per Share* Gas Storage & Pipelines $0.12 Power & Industrial Projects $0.08 * Reconciliation to GAAP reported earnings included in the appendix Energy Trading $0.05 Corporate & Other ($0.06) DTE Gas $0.73 Non-Utility $0.25 DTE Electric $0.77 $1.69 12

1Q 2013 1Q 2014 Change DTE Electric 115$ 136$ 21$ DTE Gas 96 129 33 Gas Storage & Pipelines 17 21 4 Power & Industrial Projects 12 15 3 Corporate & Other (13) (9) 4 Growth segments** 227$ 292$ 65$ Growth segments operating EPS 1.30$ 1.64$ 0.34$ Energy Trading 7$ 8$ 1$ DTE Energy 234$ 300$ 66$ Operating EPS 1.34$ 1.69$ 0.35$ Avg. Shares Outstanding 173 177 DTE Energy First Quarter 2014 Operating Earnings Variance Operating Earnings* (millions, except EPS) DTE Electric • Primarily extremely cold weather and revenue decoupler amortization DTE Gas • Primarily extremely cold weather Non-Utility • Gas Storage & Pipelines driven by higher earnings across all platforms • Power & Industrial Projects higher due to Reduced Emissions Fuel earnings Corporate & Other • Lower taxes Energy Trading • Primarily gas market opportunities, offsetting wholesale power losses Drivers 13 * Reconciliation to GAAP reported earnings included in the appendix ** Total DTE Energy excluding Energy Trading

Extremely cold weather was a significant operating earnings* driver at both utilities * Reconciliation to GAAP reported earnings included in the appendix $115 $13 (millions) $14 $136 ($6) 14 $96 $129 $28 $5 DTE Electric DTE Gas

The favorable 1Q weather creates contingency for potential summer weather variability * Reconciliation to GAAP reported earnings included in the appendix 15 • Extremely cold weather this year has resulted in a strong start for the two utilities • Summer weather remains the largest source of earnings variability • Similar to 2013, there may be opportunities to reinvest at the utilities as the year progresses 2014 Guidance 2014 Guidance 1Q Weather 2Q – 4Q Weather Contingency $4.20 - $4.40 $4.20 - $4.40 $0.25 ($0.25) 2014 Operating EPS* Guidance Range

• Overview • First Quarter 2014 Earnings Results • Cash Flow and Balance Sheet Metrics • Summary 16

1Q 2013 1Q 2014 Cash From Operations* $0.6 $0.5 Capital Spending (0.4) (0.5) Free Cash Flow $0.2 $0.0 Asset Sales - - Dividends (0.1) (0.1) Net Cash $0.1 ($0.1) Debt Financing: Issuances $0.4 $0.2 Redemptions (0.3) (0.1) Change in Debt $0.1 $0.1 DTE Energy First Quarter 2014 Cash Flow Cash Flow Summary (billions) Drivers * Includes ~$100 million and $0 of equity issued for employee benefit programs in 1Q 2013 and 1Q 2014, respectively 17 • Free cash flow lower due to employee benefit programs contributions in cash in 2014 vs. equity in 2013 and higher capital spending at DTE Electric

1Q 2013 1Q 2014 DTE Electric Operational $211 $308 Environmental 34 41 Renewable Energy 10 5 $255 $354 DTE Gas Operational $39 $30 Main Renewal / Meter Move Out / Pipeline Integrity 14 14 $53 $44 Non-Utility $81 $102 Total $389 $500 DTE Energy First Quarter 2014 Capital Expenditures Capital Expenditures (millions) Drivers 18 • DTE Electric higher due to planned outages at fossil and nuclear generation and distribution reliability investments

2013 2014E * Debt excludes securitization, a portion of DTE Gas’ short-term debt, and considers 50% of the Junior Subordinated Notes as equity Leverage* Funds from Operations / Debt* 2013 2014E 49% 52% Target 50% - 52% 23% 22% Target 20% - 22% Strong balance sheet remains a key priority and supports growth • Targeting zero equity issuances in 2014 – Annual issuances of $200 million to $300 million in 2015 and 2016 • $1.5 billion of available liquidity as of March 31, 2014 • Moody’s upgraded DTE in January 2014 19

• Overview • First Quarter 2014 Earnings Results • Cash Flow and Balance Sheet Metrics • Summary 20

• We are on track to meet our operating earnings* guidance in 2014 • Delaying next electric rate case filing to late 2014 or early 2015 • Cash flow and balance sheet metrics remain strong • Utility investments and strategic, low-risk growth opportunities in our non-utility businesses expected to provide 5% - 6% annual EPS growth going forward Summary * Reconciliation to GAAP reported earnings included in the appendix 21

Contact Us DTE Energy Investor Relations www.dteenergy.com/investors (313) 235-8030 22

Appendix

DTE Electric Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix $115 $13 (millions) $14 $136 • Extremely cold weather in 1Q 2014; near-normal weather in 1Q 2013 Variance to normal weather - 1Q 2013: $0 - 1Q 2014: $13 • One quarter of revenue decoupler mechanism (RDM) amortization in 2014 • Other primarily higher O&M due to planned outages, higher depreciation expense, partially offset by lower benefits expense ($6) 24 Drivers Operating Earnings* Variance

DTE Gas Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix $96 (millions) • Extremely cold weather in 1Q 2014; near-normal weather in 1Q 2013 Variance to normal weather - 1Q 2013: $3 - 1Q 2014: $31 • Other primarily weather-driven higher storage and transportation revenue partially offset by higher O&M $129 Drivers Operating Earnings* Variance $28 $5 25

2013 2014 Actual Guidance Cash From Operations* $2.2 $1.6 Capital Spending (1.9) (2.3) Free Cash Flow $0.3 ($0.7) Asset Sales - - Dividends (0.4) (0.5) Net Cash ($0.1) ($1.2) Debt Financing: Issuances $1.2 $2.1 Redemptions (1.1) (0.9) Change in Debt $0.1 $1.2 DTE Energy 2014 Cash Flow Guidance Cash Flow Summary (billions) * Includes ~$0.3 billion and $0 of equity issued for employee benefit programs in 2013 and 2014, respectively • 2014 cash from operations decreases due to lower utility surcharge collections than 2013 and higher cash contributions to employee benefit plans • Capital expenditures higher due to increased environmental and renewable energy spending at DTE Electric and growth spending at the non-utilities Drivers 26

DTE Energy 2014 Capital Expenditure Guidance 2013 2014 Actual Guidance DTE Electric Operational $999 $1,080 Environmental 165 280 Renewable Energy 161 240 $1,325 $1,600 DTE Gas Operational $132 $150 Main Renewal / Meter Move-out / Pipeline Integrity 77 90 $209 $240 $366 $490 Total $1,900 $2,330 Non-Utility Capital Expenditures Summary (millions) • DTE Electric capital higher due to increased environmental, renewable energy, and reliability spending • DTE Gas increase driven by increased main renewal, meter move-out, pipeline integrity and base capital spending • Non-utility increase driven by growth capital spending at Power & Industrial Projects and Gas Storage & Pipelines Drivers 27

DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income

DTE Energy

($ millions)


$8
$2
$10
1Q 2014 Operating Earnings*
Accounting Adjustments**
1Q 2014 Economic Net Income


$7
$2
$9
1Q 2013 Operating Earnings*
Accounting Adjustments**
1Q 2013 Economic Net Income

- Economic net income equals economic gross margin*** minus O&M expenses and taxes.
- DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors.
- Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget.

Operating Earnings*

(millions, after-tax)

	1Q 2014	1Q 2013
Realized	$15	$19
Unrealized	6	2
O&M / Other	(13)	(14)
	$8	$7

* Reconciliation to GAAP reported earnings included in the appendix

** Consists of 1) the income statement effect of not recognizing changes in the fair market value of certain non-derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not MTM, instead are recognized for accounting purposes on an accrual basis; and 2) Operating Adjustments for unrealized mark-to-market changes of certain derivative contracts in our Gas Structured contracts

*** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs

28

1Q 2014 Reconciliation of Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings are presented both with and without Energy Trading. The term "Growth Segments" refers to DTE Energy without Energy Trading and represents the business segments that management expects to generate earnings growth going forward.

1Q 2014 — **Net Income ($ millions)**

	DTE Electric	DTE Gas	Gas Storage and Pipelines	Power and Industrial Projects	Corporate and Other	Growth Segments	Energy Trading	DTE Energy
Reported Earnings	$ 136	$ 129	$ 21	$ 15	$ (17)	$ 284	$ 42	$ 326
NY state tax law change	-	-	-	-	8	8	-	8
Mark to market transactions	-	-	-	-	-	-	(34)	(34)
Operating Earnings	$ 136	$ 129	$ 21	$ 15	$ (9)	$ 292	$ 8	$ 300

1Q 2014 — **EPS**

	DTE Electric	DTE Gas	Gas Storage and Pipelines	Power and Industrial Projects	Corporate and Other	Growth Segments	Energy Trading	DTE Energy
Reported Earnings	$ 0.77	$ 0.73	$ 0.12	$ 0.08	$ (0.10)	$ 1.60	$ 0.24	$ 1.84
NY state tax law change	-	-	-	-	0.04	0.04	-	0.04
Mark to market transactions	-	-	-	-	-	-	(0.19)	(0.19)
Operating Earnings	$ 0.77	$ 0.73	$ 0.12	$ 0.08	$ (0.06)	$ 1.64	$ 0.05	$ 1.69

29

1Q 2013 Reconciliation of Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings are presented both with and without Energy Trading. The term "Growth Segments" refers to DTE Energy without Energy Trading and represents the business segments that management expects to generate earnings growth going forward.

1Q 2013 — **Net Income ($ millions)**

	DTE Electric	DTE Gas	Gas Storage and Pipelines	Power and Industrial Projects	Corporate and Other	Growth Segments	Energy Trading	DTE Energy
Reported Earnings	$ 115	$ 96	$ 17	$ 12	$ (13)	$ 227	$ 7	$ 234
Operating Adjustments 1Q 2013	-	-	-	-	-	-	-	-
Operating Earnings	$ 115	$ 96	$ 17	$ 12	$ (13)	$ 227	$ 7	$ 234

1Q 2013 — **EPS**

	DTE Electric	DTE Gas	Gas Storage and Pipelines	Power and Industrial Projects	Corporate and Other	Growth Segments	Energy Trading	DTE Energy
Reported Earnings	$ 0.66	$ 0.55	$ 0.10	$ 0.07	$ (0.08)	$ 1.30	$ 0.04	$ 1.34
Operating Adjustments 1Q 2013	-	-	-	-	-	-	-	-
Operating Earnings	$ 0.66	$ 0.55	$ 0.10	$ 0.07	$ (0.08)	$ 1.30	$ 0.04	$ 1.34

30

2013 Reconciliation of Reported to Operating Earnings Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. 2013 DTE Energy DTE Electric DTE Gas Gas Storage and Pipelines Power and Industrial Projects Energy Trading Corporate and Other Reported Earnings 3.76$ 2.76$ 0.80$ 0.40$ 0.38$ (0.33)$ (0.25)$ Asset impairment 0.02 - - - 0.02 - - Mark to market transactions 0.31 - - - - 0.31 - Operating Earnings 4.09$ 2.76$ 0.80$ 0.40$ 0.40$ (0.02)$ (0.25)$ EPS 2013 DTE Energy DTE Electric DTE Gas Gas Storage and Pipelines Power and Industrial Projects Energy Trading Corporate and Other Reported Earnings 661$ 484$ 143$ 70$ 66$ (58)$ (44)$ Asset impairment 4 - - - 4 - - Mark to market transactions 55 - - - - 55 - Operating Earnings 720$ 484$ 143$ 70$ 70$ (3)$ (44)$ Net Income ($ millions) 31

2012 Reconciliation of Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2012 — **Net Income ($ millions)**

2012	DTE Energy	DTE Electric	DTE Gas	Gas Storage and Pipelines	Power and Industrial Projects	Energy Trading	Corporate and Other	Unconventional Gas
Reported Earnings	$ 610	$ 483	$ 115	$ 61	$ 42	$ 12	$ (47)	$ (56)
Coke oven gas settlement	7	-	-	-	7	-	-	-
Chicago Fuels Terminal Sale	2	-	-	-	2	-	-	-
Pet coke mill impairment	1	-	-	-	1	-	-	-
Discontinued operations	56	-	-	-	-	-	-	56
Operating Earnings	$ 676	$ 483	$ 115	$ 61	$ 52	$ 12	$ (47)	$ -

2012 — **EPS**

2012	DTE Energy	DTE Electric	DTE Gas	Gas Storage and Pipelines	Power and Industrial Projects	Energy Trading	Corporate and Other	Unconventional Gas
Reported Earnings	$ 3.55	$ 2.81	$ 0.67	$ 0.36	$ 0.24	$ 0.07	$ (0.27)	$ (0.33)
Coke oven gas settlement	0.04	-	-	-	0.04	-	-	-
Chicago Fuels Terminal Sale	0.01	-	-	-	0.01	-	-	-
Pet coke mill impairment	0.01	-	-	-	0.01	-	-	-
Discontinued operations	0.33	-	-	-	-	-	-	0.33
Operating Earnings	$ 3.94	$ 2.81	$ 0.67	$ 0.36	$ 0.30	$ 0.07	$ (0.27)	$ -

32

2011 Reconciliation of Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2011 — Net Income ($ millions)

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 711	$ 434	$ 110	$ 57	$ 38	$ 52	$ 23	$ (3)
Michigan Corporate Income Tax Adjustment	(87)	-	-	-	-	-	(87)	-
Fermi 1 Asset Retirement Obligation	9	9	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	3	-	-	-	-	-	-	3
Operating Earnings	$ 636	$ 443	$ 110	$ 57	$ 38	$ 52	$ (64)	$ -

2011 — $EPS

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 4.18	$ 2.55	$ 0.65	$ 0.34	$ 0.22	$ 0.31	$ 0.13	$ (0.02)
Michigan Corporate Income Tax Adjustment	(0.50)	-	-	-	-	-	(0.50)	-
Fermi 1 Asset Retirement Obligation	0.05	0.05	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	0.02	-	-	-	-	-	-	0.02
Operating Earnings	$ 3.75	$ 2.60	$ 0.65	$ 0.34	$ 0.22	$ 0.31	$ (0.37)	$ -

33

2010 Reconciliation of Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2010		Net Income ($ millions)						
	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 630	$ 441	$ 127	$ 51	$ 85	$ 6	$ (72)	$ (8)
Performance Excellence Process - Cost to Achieve Deferral*	(20)	-	(20)	-	-	-	-	-
Settlement with Detroit Thermal	(3)	(3)	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	8	-	-	-	-	-	-	8
Operating Earnings	$ 615	$ 438	$ 107	$ 51	$ 85	$ 6	$ (72)	$ -

2010		$EPS						
	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.74	$ 2.62	$ 0.75	$ 0.30	$ 0.50	$ 0.04	$ (0.43)	$ (0.04)
Performance Excellence Process - Cost to Achieve Deferral*	(0.12)	-	(0.12)	-	-	-	-	-
Settlement with Detroit Thermal	(0.02)	(0.02)	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	0.04	-	-	-	-	-	-	0.04
Operating Earnings	$ 3.64	$ 2.60	$ 0.63	$ 0.30	$ 0.50	$ 0.04	$ (0.43)	$ -

* Deferral of previously expensed cost to achieve as allowed for in June 3, 2010 MPSC order (case - U-15985)

34

2009 Reconciliation of Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2009 — **Net Income ($ millions)**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 532	$ 376	$ 80	$ 49	$ 31	$ 75	$ (73)	$ (6)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(13)	-	(13)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	13	-	13	-	-	-	-	-
Chrysler Bad Debt	5	4	-	-	1	-	-	-
General Motors Bad Debt	3	-	-	-	3	-	-	-
Antrim Hedge	3	-	-	-	-	-	3	-
Discontinued Operations of Unconventional Gas	6	-	-	-	-	-	-	6
Operating Earnings	$ 549	$ 380	$ 80	$ 49	$ 35	$ 75	$ (70)	$ -

2009 — **$EPS**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.24	$ 2.28	$ 0.49	$ 0.30	$ 0.19	$ 0.46	$ (0.45)	$ (0.03)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(0.08)	-	(0.08)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	0.08	-	0.08	-	-	-	-	-
Chrysler Bad Debt	0.03	0.02	-	-	0.01	-	-	-
General Motors Bad Debt	0.02	-	-	-	0.02	-	-	-
Antrim Hedge	0.01	-	-	-	-	-	0.01	-
Discontinued Operations of Unconventional Gas	0.03	-	-	-	-	-	-	0.03
Operating Earnings	$ 3.33	$ 2.30	$ 0.49	$ 0.30	$ 0.22	$ 0.46	$ (0.44)	$ -

35

2008 Reconciliation of Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2008		Net Income ($ millions)							
	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.	Syn Fuel
Reported Earnings	$ 546	$ 331	$ 85	$ 38	$ 40	$ 42	$ (97)	$ 87	$ 20
Performance Excellence Process	6	-	4	-	1	1	-	-	-
Core Barnett Sale	(81)	-	-	-	-	-	-	(81)	-
Antrim hedge	13	-	-	-	-	-	13	-	-
Barnett Lease impairment	5	-	-	-	-	-	-	5	-
Crete Sale - Tax True up	2	-	-	-	-	-	2	-	-
Synfuel Discontinued Operations	(20)	-	-	-	-	-	-	-	(20)
Discontinued Operations of Unconventional Gas	(11)	-	-	-	-	-	-	(11)	-
Operating Earnings	$ 460	$ 331	$ 89	$ 38	$ 41	$ 43	$ (82)	$ -	$ -

2008		$EPS							
	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.	Syn Fuel
Reported Earnings	$ 3.34	$ 2.03	$ 0.52	$ 0.23	$ 0.25	$ 0.26	$ (0.60)	$ 0.53	$ 0.12
Performance Excellence Process	0.05	-	0.03	-	0.01	0.01	-	-	-
Core Barnett Sale	(0.50)	-	-	-	-	-	-	(0.50)	-
Antrim hedge	0.08	-	-	-	-	-	0.08	-	-
Barnett Lease impairment	0.03	-	-	-	-	-	-	0.03	-
Crete Sale - Tax True up	0.01	-	-	-	-	-	0.01	-	-
Synfuel Discontinued Operations	(0.12)	-	-	-	-	-	-	-	(0.12)
Discontinued Operations of Unconventional Gas	(0.06)	-	-	-	-	-	-	(0.06)	-
Operating Earnings	$ 2.83	$ 2.03	$ 0.55	$ 0.23	$ 0.26	$ 0.27	$ (0.51)	$ -	$ -

36

Reconciliation of Other Reported to Operating Earnings Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. The term “Growth Segments” refers to DTE Energy without Energy Trading and represents the business segments that management expects to generate earnings growth going forward. In this presentation, DTE Energy provides guidance for future period operating earnings. It is likely that certain items that impact the company’s future period reported results will be excluded from operating results. A reconciliation to the comparable future period reported earnings is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. For comparative purposes, 2008 through 2012 operating earnings exclude the Unconventional Gas Production segment that was classified as a discontinued operation on 12/31/2012. 37